Exhibit 99.1

Introduction

Thank you. This is Patricia Murphy, and I’d like to welcome you to IBM’s second quarter 2021 earnings presentation. I’m here with Arvind Krishna, IBM’s Chairman and Chief Executive Officer, and Jim Kavanaugh, IBM’s Senior Vice President and Chief Financial Officer.

We’ll post today’s prepared remarks on the IBM investor website within a couple of hours, and a replay will be available by this time tomorrow.

Some comments made in this presentation may be considered forward looking under the Private Securities Litigation Reform Act of 1995. These statements involve factors that could cause our actual results to differ materially. Additional information about these factors is included in the company’s SEC filings.

Our presentation also includes non-GAAP measures, to provide additional information to investors. For example, we present revenue and signings growth at constant currency. In addition, to provide a view consistent with our go-forward business, we’ll focus on constant currency growth adjusting for the divested businesses for the impacted lines of total revenue, cloud and our geographic performance. We have provided reconciliation charts for these and other non-GAAP measures at the end of the presentation, and in the 8-K submitted to the SEC.

So with that, I’ll turn the call over to Arvind.

CEO Perspective

Hello everyone. Thank you for joining us today. It is my pleasure to be speaking with all of you again. We continued to make progress this quarter. Our revenue growth improved to three percent as reported, led by Global Business Services and our Software business. And we grew adjusted free cash flow for the first half.

Across every industry, enterprises are using technology to redesign business processes – whether it’s automation in manufacturing, telemedicine in healthcare or omnichannel in retail. These digital transformations are enabled by a hybrid cloud environment. The technology and services we provide to our clients enable their business growth and productivity increases, and improve customer experiences. This is why our strategy is focused on hybrid cloud and AI.

At the same time, the overall spend environment continues to improve. With the economy reopening in many parts of the world, many markets and industries are getting back on track. We see this in North America and in select industries.

Jim will delve deeper into our performance across the different parts of our business. But I want to be clear up front that with our results over the last two quarters, we remain on track to achieve our financial expectations for the year: revenue growth at actual rates and 11 to 12 billion dollars of adjusted free cash flow.

We continue to take decisive steps and make the investments required to execute on our strategy. This includes making acquisitions that strengthen our portfolio, offering new innovations and digital capabilities to our clients, expanding our partner ecosystem, accelerating changes to our go-to-market model, while also instilling more of a growth mindset among our teams and building a more client-centric culture. We are executing the separation of Kyndryl, which is still on track to be completed by the end of the year.

The recent announcements within our senior team also support and reinforce our strategic priorities. While there have been a number of changes, I’ll comment on Jim Whitehurst, who has stepped down as President but remains as a senior advisor to me and the rest of the leadership team. Jim worked on many parts of our strategy, including the integration of Red Hat. Nearly three years since we announced the acquisition, there is no doubt this integration has been successful. Jim remains a strong believer in IBM and our strategy. Given his background, I understand his desire to become an investor.

Going back to the execution of our strategy, we are pleased with the early signs of progress from the significant changes we are making. But, as you would expect, it will take time before we realize the full benefit of these changes.

Hybrid Cloud & AI Progress

Our strategy around hybrid cloud and AI is resonating among our clients, and bears repeating. Hybrid cloud is more than a strategy – it’s the reality for our clients today. They have multiple public clouds, private clouds, on-premise workloads, and are dealing with stringent regulatory and security requirements. Our hybrid cloud platform gives clients the ability to flexibly deploy and manage data and applications across any environment. With hybrid cloud, clients can derive 2.5 times more value in comparison to other approaches.

Our strategy is platform centric. Linux, Containers and Kubernetes are at the heart of our hybrid cloud platform, allowing clients to write once, run anywhere. Our software portfolio, including Cloud Paks built on Red Hat OpenShift, runs cloud native. Our GBS experts work with clients across every industry to accelerate their digital transformation journeys through hybrid cloud and AI. Our systems and industry-specific public clouds provide differentiated infrastructure. This platform approach drives compelling economics to IBM and our ecosystem partners.

This quarter, we continued to make progress in the execution of our strategy. More and more clients have chosen our technology and services as a lever for business growth. We now have over 3,200 clients using our hybrid cloud platform – that’s almost four times the number of clients just prior to our announcement of the Red Hat acquisition. GBS is helping to drive this platform adoption, as we modernize and manage our clients’ applications in a hybrid cloud environment. This work is accelerating, and we have now grown to 700 GBS Red Hat-based client engagements since the acquisition.

Our hybrid cloud platform is proving to be of immense value across industries. One example is telecommunications companies, which are among the largest technology spenders each year. We recently announced that major Telco clients including Verizon and Telefonica have chosen IBM’s hybrid cloud platform to transform their core networks and bring to life the era of 5G and edge computing.

Moving on to AI, we fundamentally believe that core to the competitiveness of every company going forward will be their ability to use AI to unlock real-time value from their data wherever that data resides. Our efforts are focused on bringing our AI technologies to horizontal processes. GBS helps our clients build intelligent workflows and transform their core business processes – whether that be a supply chain, talent management or customer service. This allows them to boost productivity and improve the customer experience. An example of this is the work we are doing with CVS Health. As COVID vaccines began rolling out in the United States, IBM built, in just a few weeks, an AI-powered assistant to help CVS Health deal with the massive influx of calls. Watson helped handle more than ten million calls in three months, improving the customer experience and reducing costs. Keep in mind this is for one vaccine and one use case. As use cases expand, the benefits will grow. This is a compelling value proposition, and we’ve recently deployed Watson Assistant to other clients ranging from York University to DFW Airport to Paypal. These examples and others reflect our ability to build powerful AI capabilities for business, for which we are also externally recognized. IBM was again ranked number one in IDC’s Artificial Intelligence Market for 2020 market share.  And IBM has been named a leader in Gartner’s 2021 Magic Quadrant for data science and machine learning platforms.

Since we announced our new-go-to-market model in January, we have made significant changes to our sales model and are providing clients with a more technical and experiential approach. Every client I have spoken to sees the value of this approach. They are pleased to co-innovate with IBM, leverage our garage methodology and derive value more quickly from our solutions. Of course, we expect the return on these investments, such as improved renewal rates and client expansion, to take time. But time measured in months, not years.

We’ve also been building and expanding a powerful ecosystem of partners, who are playing a larger role in helping our clients move along their transformation journeys. We’re expanding the scope of our partnership with EY. To help financial institutions accelerate digital transformation, IBM and EY recently created the ‘Financial Services Center of Excellence’ and launched the ‘IBM TechHub@EY’ to strengthen EY’s capabilities in hybrid cloud. We also built EY Diligence Edge, an AI platform hosted on the IBM Cloud using Watson to drastically decrease the time it takes to do due diligence during mergers and acquisitions.

Another partnership that has grown stronger is with Schlumberger. Building on the partnership we announced last year, we have recently launched a new data management platform that clients can leverage to unlock value from the massive amount of data produced by the energy industry.

We are seeing growing momentum in our IBM Cloud for Financial Services. Banks have stringent needs driven by compliance, security and resiliency. Launched last year, the IBM Cloud for Financial Services includes key control and security features built right into its very core.It makes it easier for banks to collaborate with ecosystem partners and vendors. In the second quarter, we reached a milestone of more than 100 ecosystem partners in support of clients like Bank of America and BNP Paribas.

While we invest to expand our ecosystem, we are also investing to enhance our portfolio. In the second quarter, we announced a series of products to further differentiate our hybrid cloud and AI capabilities. This includes AutoSQL, that automates the management of data without having to move it. CodeNet, that teaches AI systems how to translate code. Watson Orchestrate, that augments the personal productivity of professionals. Cloud Engine, to simplify how developers build cloud-native apps. And Mono2Micro, to help companies decide which apps should move to the cloud and to transform monolithic apps into microservices. Red Hat launched new managed services on OpenShift, including API management, Apache Kafka and Data Science services that make it easier than ever to build next-generation applications on OpenShift.

Meanwhile, we continue to complement our organic investments with acquisitions. Turbonomic is an ARM provider that helps optimize the performance of any application or resources. It builds on the recent acquisition of Instana for APM and observability, and the launch of IBM Cloud Pak for Watson AIOps to automate IT operations with AI. We’re reinforcing our ecosystem play in GBS with the acquisition of Waeg, a leading Salesforce consulting partner in Europe.

These are near term opportunities. At the same time, we are focused on emerging and longer-term opportunities such as quantum computing. Quantum is an area of incredible promise slated to unlock hundreds of billions of dollars of value for our clients by the end of the decade. To help business and society reap the benefits of quantum computing, we have put a roadmap in place to build a 1,000-plus qubit computer by 2023. We are forging a series of major partnerships to advance the business and science of quantum computing and post-quantum encryption. This quarter, we have announced we’ll join forces with the University of Tokyo in Japan, the STFC Hartree Centre in the United Kingdom, and the Fraunhofer Institute in Germany. This builds on the partnership we announced last quarter with the Cleveland Clinic.

Before I close, I would like to quickly comment on some of our initiatives around societal issues. This month, we released our 2020 CSR report. In it, you will see our efforts to apply the power of our technologies to advance societal progress, such as applying supercomputing resources in support of COVID-19 research. We have made the important commitment to reach zero greenhouse gas emissions by 2030 - without the use of carbon offsets. We are taking a series of actions to increase our diversity representation, and we are being transparent in our diversity and inclusion scores, as you can see in our report.

To close, let me reiterate my confidence in our strategy. Our second quarter results demonstrate the progress we are making toward achieving our two financial objectives: sustainable mid-single digit revenue growth post separation and strong cash generation.

Jim, over to you.

Financial Highlights

Thanks Arvind. As always, I’ll start with the financial highlights – and then comment on our revenue performance, business model dynamics, and cash and liquidity position before getting into the segments.

In the second quarter, we grew revenue over three percent as reported to $18.7 billion. We expanded our operating gross profit margin – and grew gross profit dollars four percent. We reported operating earnings per share of $2.33. Our adjusted free cash flow was $3.8 billion through the first half, and we’ve generated $11 billion over the last year. And our balance sheet and liquidity position remain strong.

We continued to make progress in our revenue performance, led by seven percent growth in Global Business Services and two percent growth in software, both at constant currency.

As Arvind mentioned, the spending environment is improving. We see this in markets where reopening is progressing, like the United States and Canada, and in several countries in Western Europe. From an industry standpoint, we saw a meaningful improvement in some of the areas that had been more impacted by the pandemic like travel and transportation, automotive and industrial products.

Globally, we’re helping enterprises digitally transform, leveraging our platform approach. IBM’s cloud revenue over the last year across software, services and infrastructure is now $27 billion, which is up at a double-digit rate. This continues to be led by Global Business Services and Cloud and Cognitive Software, whose cloud revenue this quarter was up 30 percent and 25 percent respectively.

As our revenue performance improves, the fundamentals of our business model remain solid. We expanded operating margins, with gross margin up 30 basis points and pre-tax margin up 70 basis points. We’ve taken actions to streamline and simplify our operating model. As I’ve said in the past, roughly one-third of the structural actions are to improve Global Technology Services’ profit profile ahead of the separation of Kyndryl. We’re realizing these savings, and our GTS gross and pre-tax margins are up this quarter. The other roughly two-thirds of the targeted actions address stranded costs from the separation and create financial flexibility which we are investing for future growth. We’re ramping investments in skills, innovation and in our ecosystem. Over the last couple of quarters, we’ve been aggressively hiring – adding delivery resources in GBS, technical skills in Red Hat and go-to-market capabilities across the board. We’re scaling our garage “footprint” and skills to provide a more experiential approach to selling and consulting services. We’re increasing research spend in areas like quantum, hybrid cloud and AI. We’re accelerating our ecosystem investment. We also completed several acquisitions in the first half of the year, to add hybrid cloud and AI software capabilities and skills in strategic GBS ecosystem partners.

Now turning to our free cash flow and balance sheet and liquidity position we generated $3.8 billion of adjusted free cash flow in the first half. This adjusted view excludes a $1.2 billion cash impact for the structural actions initiated late last year and transaction charges associated with the separation of Kyndryl. These first half charges are consistent with our expectations from the beginning of the year. This $3.8 billion of adjusted free cash flow was up slightly year to year, with growth in our underlying business performance offset by about 700 million of the billion-dollar full-year cash tax headwind we discussed last quarter.

With solid cash generation and disciplined financial management, we continue to de-lever while investing in the business and paying a secure and modestly growing dividend. Our cash balance at the end of June was $8.2 billion. This is down about six billion from year end, while debt was down about six-and-a-half billion. We’ve now reduced our debt by about $18 billion from the peak in mid 2019. In the first half we also used cash to acquire businesses and return capital to shareholders – roughly $3 billion each. In the second quarter, we also increased our dividend per share for the 26th consecutive year.

Cloud & Cognitive Software Segment

So now I’ll turn to the segment results, starting with Cloud and Cognitive Software, where revenue growth improved to two percent this quarter.

This performance was led by growth across both Cloud and Data Platforms and Cognitive Applications – which are our software growth vectors. These were offset by declines in Transaction Processing Platforms – our value vector. Stepping back, growth vectors reflect key areas of importance and investment for our hybrid cloud and AI strategy, including Red Hat, automation, data and analytics and security. Our success is reflected in our Software Cloud revenue which was up 25 percent this quarter. Transaction Processing Platforms, as our value vector, drives profit and cash while supporting mission-critical solutions for our enterprise clients. In Cloud and Cognitive Software overall, we again had strong subscription and support renewal rates, and our software deferred income was up over a billion dollars year to year.

Moving into the business areas, Cloud and Data Platforms grew eight percent, led by strength in our hybrid cloud platform and Cloud Paks. Red Hat had good performance with normalized revenue growth of 17 percent. With consistently strong performance in Red Hat and the value of bringing IBM and Red Hat together, we’ve now achieved our objective of operating earnings per share accretion in two years – so an important acquisition milestone. In the quarter, both RHEL and OpenShift continued to deliver strong growth and take share in their respective markets. Cloud Paks, which are built on OpenShift, continue their momentum with our enterprise clients. This quarter we had strength in Cloud Pak for Integration which delivers rapid and cost-saving solutions for integration development. Cloud Pak for Business Automation also had strong growth as clients leverage AI-powered automation to solve operational challenges. The acquisition of Turbonomic further extends our automation offerings.

In Cognitive Applications, revenue was up eight percent. The growth was fueled by horizontal solutions, including Security software and services, Maximo asset management, Weather and Sterling supply chain. With the acceleration of cybersecurity attacks, clients are increasingly looking for modernized security platforms to detect and respond to ransomware and other attacks. This quarter we had strength in our integrated software and services offerings including Cloud Pak for Security, Data Security and X-Force Security Services. IBM Security offerings are employed in over two thirds of world’s 500 largest companies. In the area of Supply Chain, we are working with several new clients this quarter, as demand for omnichannel solutions have accelerated requirements for Sterling Order Management in industries like retail.

Our Transaction Processing Platforms revenue declined. We provide flexibility to our clients in how they purchase this mission-critical software. Since early last year we’ve seen a preference for opex over capex, putting pressure on perpetual licenses, in favor of more consumption-like models. This continues, though clients remain committed to our products, as we again had strong renewals in our Transaction Processing Platforms software.

Looking at Cloud and Cognitive Software profit, we grew profit dollars with operating leverage from revenue growth, while we continue to invest in new innovations and our ecosystem.

Global Business Services Segment

Turning to GBS, revenue of $4.3 billion returned to pre-pandemic levels, and revenue growth improved to seven percent.

Clients are accelerating their rate and pace of digital transformations using cloud and AI to gain operational insights, increase productivity and create new growth opportunities. We are capturing this market growth through our differentiated offerings in hybrid cloud, including Red Hat, and intelligent workflows. We have seen signings and revenue momentum in both business transformation services which leverage our combined consulting, BPO and core ERP capabilities, as well as the application modernization and management services we provide around the hybrid cloud platforms of our clients. This is reflected in our performance this quarter. For example, our book-to-bill in this strong revenue quarter was greater than one, driven by growth in digital transformations across key practice areas such as Salesforce, SAP, Workday, as well as in application modernization and hybrid multicloud management. And, we continued to see momentum in our small deals, which historically convert to revenue in a shorter time frame. Small deal signings grew at a high-teens rate.

Moving to revenue, we had continued momentum in GBS cloud revenue which was up 30% in the quarter, with growth across consulting, application management and GPS. Our Red Hat practice, which now contributes over one-third of the cloud revenue growth, again had strong results. This quarter we added over 170 Red Hat client engagements. The 700 engagements since the acquisition have generated over two-and-a-half billion dollars of signings.

In Consulting, revenue was up 11 percent driven by the investments we are making in building skills in third-party cloud providers like Microsoft and AWS – and in expanding our practices with ecosystem partners such as SAP, Salesforce, and Adobe. Clients are also finding value in our differentiated garage methodology as we work with them to co-create solutions. This unique and scalable approach to innovation and execution is now embedded in the majority of our value propositions across ERP implementation, BPO and Application Modernization.

We also had strong growth in our intelligent workflow offerings. These are end-to-end offerings which leverage hybrid cloud and AI to transform client processes. They connect consulting and BPO in areas such as finance, supply chain, customer service and talent transformation – and contributed to our Global Process Services revenue growth of 25 percent.

Lastly, within Application Management, revenue was up one percent as we continue to transition from managing applications on-premise to those that run in hybrid multicloud environments.

Turning to GBS profit, our gross profit margin declined 60 basis points this quarter. We are investing to expand on the skills and practices to continue to capture the market opportunity. We are making significant investments in both delivery and go-to-market resources, where we increased our capacity by ten percent. We are adding skilled practitioners in high demand areas such as Salesforce, SAP, Adobe, Microsoft, AWS and Red Hat. And, we are investing to integrate and scale our recently announced acquisitions.

Systems Segment

Turning to Systems, revenue was down ten percent, reflecting product cycle dynamics across IBM Z, Power and Storage.

IBM Z revenue was down 13 percent, and I’ll remind you that compares to very strong performance last year when we were up 68 percent. Throughout the last eight quarters the z15 client value has been apparent and the program continues to outpace the strong z14 program. Another proof point of IBM Z as an enduring platform. This quarter financial services continued to drive IBM Z, given capacity requirements to address robust market volatility. With security top of mind, purchases were also driven by clients looking for capabilities such as pervasive encryption and Hyper Protect to secure mission-critical applications and data, both on premises and in the cloud. The value proposition is clear: z15 is secure, scalable, and reliable.

Product cycle dynamics also played out across Power and Storage. Power revenue was down five percent, an eight point improvement over last quarter’s rate. Storage revenue also declined, driven by high-end storage tied to the IBM Z cycle.

Looking at Systems profit, pre-tax profit margin was down, reflecting a mix headwind given where we are in the z15 product cycle.

Global Technology Services Segment

Moving to Global Technology Services, we remain focused on improving the financial profile as we position Kyndryl to be a standalone company by the end of the year.

You will recall last year we initiated actions for an improved margin, profit, and cash generation profile upon separation. We are seeing the results of these actions in the GTS profit performance this quarter, with profit dollar growth and margin expansion. Gross margin expanded 110 basis points and pre-tax margin 190 basis points. GTS revenue declined four percent, a modest improvement from first quarter performance, driven by improving trends in client-based business volumes and project activity.

Our current clients continue to value partnering with Kyndryl to modernize and manage their mission-critical workloads and services—as evidenced by our strong and improving renewal rate of 95 percent, which is up two points quarter to quarter. These renewals include six deals with a contract value greater than $100 million. One of these is an extension of our relationship with AT&T to provide support for data center migration and consolidation, and IBM Z infrastructure management. I’ll mention we also extended our software relationship with AT&T. As an IBM strategic global networking provider, AT&T Business is playing an important role in the separation of Kyndryl, using their expertise for the network separation. While our performance with existing clients remains strong, as we would expect, the sales cycles for new logo clients is elongating, as they await further information related to Kyndryl.

With that, let me give you a quick update on where we are in the separation process. We are continuing to build out the management system and support structure. At the same time, we are making solid progress executing on the necessary financial, legal and regulatory milestones to enable the transaction. We still expect the Form 10 to be available in the fall and remain on track to close by the end of the year.

Summary

To wrap up, let me bring it back to the IBM level.

In January, we said we expected an improving financial profile throughout 2021. As I look back on our first half results: Our revenue performance improved in the first quarter, and then again in the second. And our adjusted free cash flow grew in the first half. Our business model fundamentals are solid. Operating margins are improving, and we’re driving profit dollar growth.

Importantly, as you’ve heard today, we’ve been taking a number of actions to execute our hybrid cloud and AI strategy. This includes strengthening our portfolio, expanding our ecosystem and implementing go-to-market changes. And we continue to have a strong balance sheet and liquidity position. We’ve been clear on the metrics we’re focused on: revenue growth and cash flow.

For the full year, we continue to expect revenue growth at current spot rates. We’ve maintained this view since January, though I’ll remind you since then, we’ve lost about a point of revenue growth from the dollar strengthening. We also continue to expect 11 to 12 billion dollars of adjusted free cash flow. This adjusted free cash flow excludes about $3 billion of cash impacts for structural actions and the transaction charges for the spin-off.

As we look to the third quarter, we expect second to third quarter revenue dynamics to be in line with the average of the last three years. Looking at the revenue profile, more year-to-year growth should come from underlying business performance, mitigated by moderating currency benefits. We’re continuing to ramp our investments. As I mentioned we’re reinvesting much of the savings from our structural actions – and as a result, this will keep expense levels higher. Our operating tax rate will also be up year to year, though I expect the third quarter rate to be fairly consistent with the second.

To sum it up, we made progress in the first half. While there’s more to do, we are well-positioned to deliver on our 2021 expectations, and our financial model post separation.

So, with that, let’s go to Q&A. I’ll turn it back over to Patricia.

Closing

Thank you, Jim. Before we begin the Q&A, I’d like to mention a couple of items. First, we’ve included supplemental information at the end of the presentation. And finally, as always, I’d ask you to refrain from multi-part questions.

So operator, let’s please open it up for questions.